UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Theodore Farnsworth

On December 11, 2017 (the “Effective Date”), Helios and Matheson Analytics Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Theodore Farnsworth, its Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”). The Agreement has an initial term of five years and, following the expiration of the initial term, will be automatically renewed for additional consecutive terms of one year, unless either the Company or Mr. Farnsworth objects to the renewal upon at least ninety days prior to the commencement of the renewal term.

Compensation

Each grant of common stock discussed below will be subject to approval by the Company’s shareholders to the extent required by the Listing Rules of The Nasdaq Stock Market, including Listing Rule 5635(c). The Company anticipates seeking such shareholder approval during the first half of 2018.

Base Salary. Pursuant to the Agreement, Mr. Farnsworth’s base salary will be $325,000 per year and will be increased on each anniversary of the Effective Date in an amount to be determined by the Board, but in no event less than $15,000.

Annual Bonus. For 2017, Mr. Farnsworth will receive a year-end cash bonus in the amount of $350,000 and an award of 53,255 shares of the Company’s common stock which shall vest on February 15, 2019, which have a value of $450,000, as determined by the last closing price of the common stock preceding the grant date (December 10, 2017). For each subsequent year of the term, Mr. Farnsworth will receive an annual bonus, made up of cash and shares of the Company’s common stock, as determined in the sole discretion of the Board based on its assessment of Company and individual performance in relation to performance targets, a subjective evaluation of Mr. Farnsworth’s performance or such other criteria as may be established by the Board. The annual cash target bonus will be 25% of Mr. Farnsworth’s base salary and the annual award of shares of the Company’s common stock will have a value equal to 200% of his base salary, also determined by the closing price of the common stock on the grant date. Shares of common stock granted to Mr. Farnsworth in each subsequent year of the term will vest ratably at the end of each of the six calendar quarters subsequent to the calendar quarter in which the grant is made.

Market Capitalization Milestone Bonus. Mr. Farnsworth will receive a stock bonus based upon the Company’s achievement of certain market capitalization milestones during the term of the agreement, as set forth in the table below. Each award of common stock pursuant to a market capitalization milestone will vest upon the later of February 15, 2019 and the end of the applicable three-month period following the applicable date of the grant. The Company’s market capitalization for each applicable milestone and measurement period will be determined based on the market capitalization reported by Bloomberg LP.

Company Market Capitalization Milestone	Percentage
$100,000,000	3%
$150,000,000	3%
$200,000,000	4%
$250,000,000	4%
$300,000,000	5%
$350,000,000	5%
$400,000,000	7%
$450,000,000	7%
$500,000,000	9%
every additional $100,000,000 thereafter (cumulated with the applicable immediately preceding milestone)	10%

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Each milestone above is a separate milestone for which Mr. Farnsworth may earn the applicable percentage. Mr. Farnsworth will be entitled to earn the applicable percentage for each milestone only once.

Capital Raise Bonus. Mr. Farnsworth will receive a one-time bonus of $1,000,000, payable no later than December 29, 2017, for his efforts in bringing capital sources that have been critical to the Company’s needs during 2017. Mr. Farnsworth may, in his sole discretion, subject to the Company’s and Mr. Farnsworth’s compliance with applicable legal and regulatory requirements, elect to accept unregistered shares of common stock of the Company in lieu of the cash bonus described above, valued based on the last closing price of the common stock on Nasdaq preceding the execution of the Agreement.

Grant of Common Stock. In approving the Agreement, the Board approved the issuance of 2,000,000 shares of common stock to Mr. Farnsworth, which have a market value of $16,900,000 based on the last closing price of the common stock preceding the grant date (December 10, 2017). The shares will vest in their entirety on February 15, 2019, which is 18 months following August 15, 2017, the date on which the Company entered into a Securities Purchase Agreement with MoviePass Inc. (the “MoviePass SPA”). Pursuant to the terms of the MoviePass SPA, the Company was required to enter into a 5-year employment agreement with Mr. Farnsworth prior to the closing of the acquisition transaction contemplated by the MoviePass SPA, which occurred on December 11, 2017.

Other Benefits

Life Insurance. The Company will pay the premiums of an insurance policy insuring Mr. Farnsworth’s life, providing coverage in the amount of $3,000,000, payable to a beneficiary chosen by Mr. Farnsworth.

Automobile Allowance. Mr. Farnsworth will receive an automobile allowance of $750 per month.

Company Benefits. Mr. Farnsworth will be entitled to participate in all pension, savings and retirement plans, welfare and insurance plans, practices, policies, programs and perquisites of employment applicable generally to other senior executives of the Company.

Termination Provisions

The Company may terminate the Agreement as a result of the death or disability of Mr. Farnsworth or for “cause” as defined in the Agreement. Mr. Farnsworth may terminate the Agreement upon 30 days’ notice to the Company or for “good reason,” as defined in the Agreement. If the Agreement is terminated by Mr. Farnsworth for any reason other than good reason, terminated by the Company for cause, or expires by its terms, Mr. Farnsworth will receive earned but unpaid base salary, unpaid expense reimbursements, any earned but unpaid annual bonus, and the value of any accrued and unused vacation days (collectively, the “Accrued Obligations”).

If the Agreement is terminated due to his death or disability, Mr. Farnsworth will receive the Accrued Obligations; a pro-rata portion of the annual bonus, if any, for the fiscal year in which the termination occurs; accelerated vesting of any equity-incentive awards; reimbursement of health insurance premiums, for himself or his dependents in the event of his death, for a period of 18 months; and, in the event of his disability, continuation of the base salary until the earlier of (A) the 12 month anniversary of the termination date of his employment and (B) the date Mr. Farnsworth is eligible to commence receiving payments under the Company’s long-term disability policy.

If Mr. Farnsworth’s employment is terminated due to a Change in Control, as defined in the Agreement, without cause by the Company or for good reason by Mr. Farnsworth, he will receive the Accrued Obligations; severance in a single lump sum installment in an amount equal to 2 times the sum of (A) the base salary plus (B) an amount equal to 2 times the maximum annual bonus for which he is eligible in the fiscal year in which the termination of his employment occurs, or if there is no annual bonus for which he is eligible in that year, then 2 times the annual bonus most recently paid to him; a pro-rata portion of the annual bonus, if any, for the fiscal year in which the termination occurs; accelerated vesting of any equity-incentive awards; and reimbursement of health insurance premiums for a period of 18 months.

2

If, as of the date of a Change in Control, Mr. Farnsworth holds equity awards that are not vested and, if applicable, exercisable, such equity awards will become fully vested and, if applicable, exercisable, as of the date of the Change in Control if the acquirer does not agree to assume the awards or substitute equivalent equity awards.

In conjunction with the execution of the Agreement, the Board renounced on behalf of the Company and its shareholders all interest and expectancy to (or being offered any opportunity to participate in) any opportunity presented to Mr. Farnsworth that may be considered a corporate opportunity of the Company, except with respect to opportunities in which the Company would be interested in the ordinary course of its business and which are presented to Mr. Farnsworth in his capacity as a director or executive officer of the Company.

The Agreement includes standard provisions relating to maintaining the confidentiality of the Company’s confidential information, non-solicitation of the Company’s employees and indemnification.

The above discussion does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Theodore Farnsworth.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement between the Company and Theodore Farnsworth.

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